Exhibit 99.2
GIVI Holding S.r.l. and subsidiaries

Consolidated statement of financial position
As of 30 September 2018 and 31 December 2017

	Notes	30 September 2018	31 December 2017
		€thousand	€thousand
ASSETS
Non-current assets:
Intangible assets	6.1	28,384	32,436
Property, plant and equipment	6.2	73,309	152,205
Deferred tax assets		47,781	41,774
Other receivables and other non-current assets		36,418	26,137
Total non-current assets		185,892	252,552
Current assets:
Trade receivables	6.3	54,821	72,009
Inventories		167,836	147,268
Current tax assets		15,613	22,554
Other receivables and other current assets		16,761	20,975
Cash and cash equivalents	6.4	29,818	30,269
Total current assets		284,849	293,075
Assets held for distribution to owners	6.5	68,404	-
TOTAL ASSETS		539,145	545,627
SHAREHOLDERS' EQUITY AND LIABILITIES
Shareholders' equity
Share capital		10,000	10,000
Share premium reserve		2,014	2,014
Other reserves		154,419	193,668
Profit/(Loss) for the period		(9,843)	11,678
Equity attributable to owners of the parent		156,590	217,360
Non-controlling interests		43,291	46,532
TOTAL SHAREHOLDERS’ EQUITY	6.6	199,881	263,892
Non-current liabilities:
Non-current provisions for risks and charges	6.7	8,930	14,295
Employee benefit obligations		2,892	3,039
Deferred tax liabilities		2,528	7,950
Bank borrowings and other financial liabilities	6.8	93,145	52,368
Other payables and other non-current liabilities		26,624	28,585
Total non-current liabilities		134,119	106,237
Current liabilities:
Current provisions for risks and charges	6.7	3,111	-
Trade payables		97,142	113,644
Current tax liabilities		9,988	8,755
Bank borrowings and other financial liabilities	6.8	14,792	19,606
Other payables and other current liabilities	6.9	50,137	33,493
Total current liabilities		175,170	175,498
Liabilities held for distribution to owners	6.5	29,975	-
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY		539,145	545,627

Consolidated statement of comprehensive income
For the nine-month periods ended 30 September 2018 and 2017

		For the Nine-months Ended
	Notes	30 September 2018	30 September 2017
		€thousand	€thousand
Revenues	7.1	526,489	476,423
Other income		2,666	2,230
Total revenues and income		529,155	478,653
Raw materials (including change in stocks)		84,135	81,358
Cost of services		295,506	275,911
Personnel costs		109,852	102,296
Amortization, depreciation and impairment of fixed assets	7.2	41,185	26,745
Net impairment losses on financial assets	7.3	5,128	256
Other costs		3,728	3,636
Total costs		539,534	490,202
Operating profit		(10,379)	(11,549)
Financial income (charges), net	7.4	(7,999)	8,734
Profit/(losses) before taxes		(18,378)	(2,815)
Taxes	7.5	(5,542)	2,853
Net income (A)		(12,836)	(5,668)
Attributable to:
- Owners of the parent		(9,843)	(5,061)
- Minority interests		(2,993)	(607)
Items of comprehensive income that will be subsequently recycled to the income statement
Differences on translation of financial statements of foreign entities		2,713	(18,726)
Total items of comprehensive income (B)		2,713	(18,726)
Total comprehensive income of the period (A+B)		(10,123)	(24,394)
Attributable to:
- Owners of the parent		(7,654)	(19,939)
- Minority interests		(2,469)	(4,455)

Consolidated statement of cash flow
For the nine-month periods ended 30 September 2018 and 2017

		For the Nine-months Ended
	Notes	30 September 2018	30 September 2017
		€thousand	€thousand
Profit/(Losses) before taxes		(18,378)	(2,815)
Depreciation, amortization and impairment of fixed assets and receivables	7.2, 7.3	46,313	27,001
Net provisions	6.7	2,912	4,451
Financial charges/(income), net (excluding exchange gains/losses)	7.4	10,322	(4,892)
Other non-monetary changes
Charge to/(Release of) provision for obsolescence		11,954	(5,394)
Gain on disposal of key money		(27)	10
Changes in:
Inventories		(31,487)	(1,880)
Trade and other receivables	6.3	9,912	12,651
Trade and other payables		(375)	(7,420)
Provisions for risks and charges	6.7	(3,808)	(3,546)
Provision for employee benefits		(40)	(46)
Interest paid	7.4	(4,632)	(6,898)
Interest received	7.4	1,076	506
Income taxes paid	7.5	(4,271)	(3,995)
Cash generated from operating activities		19,471	7,733
Investment
Additions to tangible assets	6.2	(16,724)	(18,453)
Additions to intangible assets	6.1	(2,204)	(2,026)
Disinvestment
Disposals of tangible assets	6.2	61	-
(Increase)/Decrease in financial receivables		-	19
Cash used in investing activities		(18,867)	(20,460)
Proceeds from borrowings	6.8	63,006	23,745
Repayment of borrowings	6.8	(8,297)	(5,736)
Increase/(Decrease) in other financial debts	6.8	533	506
Capital increase net of treasury shares buyback		805	(640)
Dividends paid	6.6	(54,805)	(11,007)
Cash generated from financing activities		1,242	6,868
Net cash flow of the period		1,846	(5,859)
Cash and cash equivalents at the beginning of the period	6.4	30,269	37,619
Net cash flow of the period		1,846	(5,859)
Exchange differences		505	(2,815)
Cash and cash equivalents held for distribution to owners		(2,802)	-
Cash and cash equivalents at the end of the period	6.4	29,818	28,945

Statement of changes in consolidated shareholders’ equity
For the nine-month periods ended 30 September 2018 and 2017

	Notes	Share capital	Share premium reserve	Legal reserve	Other reserves	Translation differences	Profit/ (Loss) for the period	Equity attributable to owners of the parent	Non-controlling interests	Total shareholders’ equity
		€thousand	€thousand	€thousand	€thousand	€thousand	€thousand	€thousand	€thousand	€thousand
31 December 2016		10,000	2,014	2,000	210,729	14,601	(6,938)	232,406	50,030	282,436
Appropriation of profit/(loss) for the year		-	-	-	(6,938)		6,938	-		-
Treasury shares buyback		-	-	-	(423)			(423)	(217)	(640)
Transactions with shareholders		-	-	-				-		-
Dividend distribution		-	-	-	(9,000)			(9,000)	(2,007)	(11,007)
Other movements		-	-	-				-		-
Profit/(Loss) for the period		-	-	-			(5,061)	(5,061)	(607)	(5,668)
Other items of comprehensive income
Differences from translation of foreign entities’ financial statements		-	-	-		(14,878)		(14,878)	(3,848)	(18,726)
Profit/(Loss) for the period including other items of comprehensive income		-	-	-	-	(14,878)	(5,061)	(19,939)	(4,455)	(24,394)
30 September 2017		10,000	2,014	2,000	194,368	(277)	(5,061)	203,044	43,351	246,395

	Notes	Share capital	Share premium reserve	Legal reserve	Other reserves	Translation differences	Profit/ (Loss) for the period	Equity attributable to owners of the parent	Non-controlling interests	Total shareholders’ equity
		€thousand	€thousand	€thousand	€thousand	€thousand	€thousand	€thousand	€thousand	€thousand
31 December 2017		10,000	2,014	2,000	193,859	(2,191)	11,678	217,360	46,532	263,892
Change in accounting policy	2.2				112			112		112
1 January 2018		10,000	2,014	2,000	193,971	(2,191)	11,678	217,472	46,532	264,004
Appropriation of profit/(loss) for the year		-	-	-	11,678		(11,678)	-		-
Capital increase due to minority interests contribution					7			7	1	8
Employees stock plan subscription		-	-	-	367			367	430	797
Transactions with shareholders		-	-	-				-		-
Dividend distribution		-	-	-	(53,602)			(53,602)	(1,203)	(54,805)
Other movements		-	-	-				-		-
Profit/(Loss) for the period		-	-	-			(9,843)	(9,843)	(2,993)	(12,836)
Other items of comprehensive income										-
Differences from translation of foreign entities’ financial statements		-	-	-		2,189		2,189	524	2,713
Profit/(Loss) for the period including other items of comprehensive income		-	-	-	-	2,189	(9,843)	(7,654)	(2,469)	(10,123)
30 September 2018	6.5	10,000	2,014	2,000	152,421	(2)	(9,843)	156,590	43,291	199,881

Notes to the condensed consolidated interim financial statements
For the nine-month periods ended 30 September 2018 and 2017

1	General
GIVI Holding S.r.l., formerly GIVI Holding S.p.A., (the “Company” or “GIVI Holding”, together with its subsidiaries “GIVI Group” or the “Group”) is a worldwide leader in the luxury sector, where, under its proprietary trademarks, it creates, manufactures, distributes and markets also by means of licensing agreements with third parties luxury goods ranging from the Haute Couture collections of Atelier Versace to ready-to-wear collections, from jewelry to fragrances, from home furnishings to porcelain tableware collections, to interior design. The Group’s products are distributed worldwide through a network of highly specialized stores consisting mainly of DOS (Directly Operated Stores), franchised stores and a number of independent multi-brand stores, department stores and duty-free shops. The Company is incorporated and domiciled in Italy and organized under the laws of the Italian Republic, with registered office in Milan, Via Manzoni, 38. As of 30 September 2018, there were no changes in the Company’s ownership structure as compared to 31 December 2017.
On 24 September 2018, Michael Kors Holdings Limited (subsequently renamed Capri Holdings Limited) signed a stock purchase agreement with certain members of the Versace family and certain affiliates of The Blackstone Group L.P., and a related stock purchase agreement with certain management members of Gianni Versace S.p.A. for the acquisition of the outstanding shares of the GIVI Holding and of the non-controlling interest in the subgroup Gianni Versace S.p.A. for a total enterprise value of €1.83 billion on the date of the announcement (or approximately €1.753 billion at acquisition date, including the fair value of approximately 2.4 million Capri Holdings Limited shares issued to the Versace family). The closing of the acquisition was completed on 31 December 2018.
As a result of the stock purchase agreements, the investments in the subsidiary Verim and certain other non-core-assets and liabilities of the Company (together with the investment in Verim, the “Disposal Group of Assets”) were not transferred to Capri Holdings Limited. On 8 October 2018, the Company’s shareholders announced the project to transfer the Disposal Group of Assets to a newly established entity owned by members of Versace family, Verim Holding S.r.l., by way of a partial demerger (the “Demerger”) effective on 30 December 2018.
As of 30 September 2018, the Non-core Assets meet the criteria to be classified as a group of assets available for distribution to owners pursuant to IFRS 5 – ‘Non-current Assets Held for Sale and Discontinued Operations’. For further details reference is made to note 6.5 below.

2	Summary of reporting standards adopted
2.1    Basis of preparation
These condensed consolidated interim financial statements for the nine-month period ended 30 September 2018 (the “Interim Financial Statements”) have been prepared on a going concern basis and in accordance with the International Financial Reporting Standards as issued by the International Accounting Standard Board (“IFRSs”). More specifically, the Interim Financial Statements have been prepared in accordance with the Accounting Standard IAS 34 - Interim Financial Reporting. The Interim Financial Statements do not include all the notes of the type normally included in a full disclosure financial statements. Accordingly, these financial statements are to be read in conjunction with the three-year consolidated financial statements for the years ended 31 December 2017, 2016 and 2015, approved by the Company’s Board of Directors on 21 December 2018 (the “Three-year Consolidated Financial Statements”).

The accounting policies adopted for the preparation of these financial statements are consistent with those utilized for the preparation of the Three-year Consolidated Financial Statements mentioned above, to which reference is made, except for:

(i)
The adoption of the accounting standards that came into force on 1 January 2018. In particular, the Group has adopted, among others, IFRS 15 - Revenue from Contracts with Customers and IFRS 9 – Financial Instruments from 1 January 2018 which resulted in changes in accounting policies and adjustments to the amounts recognized in the financial statements as described in paragraph 2.2 ‘New accounting standards, interpretations and amendments adopted by the Group’ below;

(ii)
Income taxes, which, for the interim period, are estimated based on taxable income existing at the end of the period and using the tax rate that will be applicable to expected total annual profit or loss; and

(iii)
The policy for assets held for distribution to owners pursuant to IFRS 5 applied to the Non-core Assets mentioned above. In particular, a non-current asset (or disposal group) is classified as held for distribution to owners when the entity is committed to distribute the asset (or disposal group) to the owners. This condition is met when the assets are available for immediate disposal in their present condition and the disposal is highly probable. That is when actions to complete the disposal have been initiated and are expected to be completed within one year from the date of classification. Non-current assets (or disposal groups) that are classified as held for disposal are measured at the lower of the carrying amount and fair value less costs to dispose.

The Interim Financial Statements are presented in euro, the Group’s functional currency.
The amounts in the primary financial statements and those in the tables included in the explanatory notes are expressed in thousands of euro, unless otherwise specified.
These Interim Financial Statements were approved by the Company’s Board of Directors on 13 March 2019.
2.2    New accounting standards, interpretations and amendments adopted by the Group
The following new or amended standards became applicable for the current reporting period.

Description	Effective date
IFRS 15 Revenue from Contracts with Customers (issued on 28 May 2014), which includes Amendments to IFRS 15: Effective date (issued on 11 September 2015)	Financial years beginning on or after 1 Jan. 2018
IFRS 9 Financial instruments (issued on 24 July 2014)	Financial years beginning on or after 1 Jan. 2018
Clarifications to IFRS 15 Revenue from Contracts with Customers (issued on 12 April 2016)	Financial years beginning on or after 1 Jan. 2018
Amendments to IFRS 4 - Applying IFRS 9 Financial Instruments with IFRS 4 Insurance Contracts (issued on 12 September 2016)	Financial years beginning on or after 1 Jan. 2018
IFRIC 22 Foreign Currency Transactions and Advance Consideration (issued on 8 December 2016)	Financial years beginning on or after 1 Jan. 2018
Amendments to IFRS 2: Classification and Measurement of Share-based Payment Transactions (issued on 20 June 2016)	Financial years beginning on or after 1 Jan. 2018
Annual Improvements to IFRS Standards 2014-2016 Cycle (issued on 8 December 2016)	Financial years beginning on or after 1 Jan. 2018
Amendments to IAS 40: Transfers of Investment Property (issued on 8 December 2016)	Financial years beginning on or after 1 Jan. 2018
The Group adopted IFRS 15 - Revenue from Contracts with Customers and IFRS 9 - Financial Instruments for the first time as of 1 January 2018, taking advantage of the possibility provided by the transitional provisions to not provide comparative information. The nature and effects of these changes are set out in the following paragraphs.
The other standards did not have any impact on the Group’s accounting policies and did not require retrospective adjustments.

IFRS 15 – Revenue from contracts with Customers
IFRS 15 provides the recognition and measurement criteria of revenue from contracts with customers, envisaging that the recognition of revenue is based on the following 5 steps: (i) identifying the contract with a customer; (ii) identifying the performance obligations represented by contractual promises to transfer goods and/or services to a customer; (iii) determining the transaction price; (iv) allocating the transaction price to the performance obligations identified on the basis of the stand-alone sale price of each good or service; and (v) recognizing revenue when its performance obligation is met, i.e. when the promised good or service is transferred to the customer. The transfer is considered completed when the customer obtains control of the good or service, which can take place continuously (over time) or at a specific time (at a point in time).

The Group has analyzed the different types of contracts related to the sale goods, services and revenues from royalties and determined that no significant impact as a result of the adoption the new standard.
In applying IFRS 15, the Group took the following points into consideration:

(i)	Sale of goods - wholesale
The Group distributes products in the wholesale channel (franchisees, multi-brand stores, duty-free shops, in-store boutiques and department stores). Under the new standard, revenues are recognized when control of the asset is transferred to the customer, which generally occurs on the delivery of the goods, in line with the accounting treatment under the previous standards (“revenue recognition at a point in time”). Delivery occurs when the products have been shipped to the specific location, the risks of obsolescence and loss have been transferred to the wholesaler, and either the wholesaler has accepted the products in accordance with the sales contract, the acceptance provisions have lapsed, or the group has objective evidence that all criteria for acceptance have been satisfied. Revenue from these sales is recognized based on the price specified in the contract, net of the estimated volume discounts. Accumulated experience is used to estimate and provide for the discounts, using the expected value method, and revenue is only recognized to the extent that it is highly probable that a significant reversal will not occur. A refund liability (included in trade and other payables) is recognized for expected volume discounts payable to customers in relation to sales made until the end of the reporting period. No element of financing is deemed present as approximately 50% of the sales are normally settled in advance and the remaining portion is paid with a credit term of 30-60 days, which is consistent with market practice. A receivable is recognized when the goods are delivered as this is the point in time that the consideration is unconditional because only the passage of time is required before the payment is due.

(ii)	Sale of goods - retail
The group operates in the retail channel through its DOS (Directly Operated Stores) network. Under the new standard, revenues are recognized when control of the asset is transferred to the customer, which generally occurs on the delivery of the goods, in line with the accounting treatment under the previous standards (“revenue recognition at a point in time”). In particular, revenue is recognized when a group entity sells a product to the customer. Payment of the transaction price is due immediately when the customer purchases the goods.

(iii)	Royalties
Royalties originate from the application of contractual fees to revenues generated by final retailers or intermediate distributors, from authorized manufacturers (“licensees”) of products marketed under the trademarks owned by the Versace Group, or from the application of fees for the use of the brand in promotional activities. Revenue is recognized as the products are sold by the licensee. Royalty revenue generated from licenses, may be subject to contractual minimum levels, as defined in the relevant contract. If the Group expects the minimum guaranteed amounts to exceed amounts calculated based on actual sales, the guaranteed minimums are recognized ratably over the term of the contract to which they relate.

(iv)	Accounting for refunds
The group previously recognized a provision for returns which was measured on a net basis at the margin on the sale (€2,475 thousand at 31 December 2017). Revenue was adjusted for the expected value of the returns and raw materials (including change in stocks) were adjusted for the value of the corresponding goods expected to be returned.
Under IFRS 15, a refund liability for the expected refunds to customers is recognized as adjustment to revenue (€4,432 thousand at 1 January 2018) in ‘Other payables and other current liabilities’. At the same time, the Group has a right to recover the product from the customer where the customer exercises his right of return and recognizes an asset within ‘Inventories’ and a corresponding adjustment to cost of sales (€1,957 thousand at 1 January 2018). The asset is measured by reference to the former carrying amount of the product. The costs to recover the products are not material because the customer usually returns the product in a saleable condition at the store. To reflect this change in policy, the Group has derecognized €2,475 thousand from provisions and recognized other payables and other current liabilities of €4,432 thousand and inventories of €1,957 thousand on 1 January 2018.
IFRS 9 – Financial Instruments
IFRS 9, approved with Regulation no. 2016/2067 issued by the European Commission on 22 November 2016, was adopted effective as from 1 January 2018. As allowed by the transitional provisions of the accounting standard, the effects of the first application of IFRS 9 were recognized in shareholders’ equity as at 1 January 2018, without restating the previous period under comparison.
The classification and measurement of the financial assets of the Group did not have a significant impact on the Group as a whole as a result of the application of the new standard.
As regards to the impairment model based on the expected credit loss prescribed by IFRS 9, the Group already assessed the recoverability of trade receivables partially using a specific analysis and partially using an estimation model based on historical analysis and historical trend of collections. Based on the analysis carried out by management, the method already adopted by the Group led to same results of those of the expected credit loss model as provided for IFRS 9. Consequently, the application of IFRS 9 with respect to the recoverability of trade receivables did not show a change as of 1 January 2018.
With the introduction of IFRS 9, in the event of the renegotiation of a financial liability that does not qualify as “extinction of the original debt”, the difference between i) the book value of the pre-change liability and ii) the present value of the cash flows of the revised debt, discounted at the original rate (IRR), is accounted for in the income statement. The Group has examined the liability management operations conducted in previous years. The effects deriving from the adoption of IFRS 9 are summarized in the following table.

The following table shows the effects of the first-time adoption of IFRS 9 and IFRS 15 on 1 January 2018:

	As of 1 January 2018
	Figures published as of 31 December 2017	Application of IFRS 15	Application of IFRS 9	Total first-time effects	Restated figures as of 1 January 2018
	€thousand	€thousand	€thousand	€thousand	€thousand
Non-current assets:	252,552	-	-	-	252,552
Current assets:	293,075	1,957	-	1,957	295,032
of which Inventories	147,268	1,957		1,957	149,225
Non-current liabilities:	106,237	(2,475)	(112)	(2,587)	103,650
of which Provisions for risks and charges	14,295	(2,475)		(2,475)	11,820
of which Bank borrowings and other financial liabilities	52,368	-	(147)	(147)	52,221
of which Deferred tax liabilities	7,950	-	35	35	7,985
Current liabilities:	175,498	4,432	-	4,432	179,930
of which Other payables and other current liabilities	33,493	4,432		4,432	37,925
TOTAL SHAREHOLDERS’ EQUITY	263,892	-	112	112	264,004
2.3     Accounting standards, interpretations and amendments that have been issued but are not effective yet
The following table lists the International Financial Reporting Standards and interpretations which have been issued by the IASB but are not yet effective on or after the reporting date.

Description	Effective date
IFRS 16 Leases (issued on 13 January 2016)	Financial years beginning on or after 1 Jan. 2019
IFRIC 23 Uncertainty over Income Tax Treatments (issued on 7 June 2017)	Financial years beginning on or after 1 Jan. 2019
Amendments to IFRS 9: Prepayment Features with Negative Compensation (issued on 12 October 2017)	Financial years beginning on or after 1 Jan. 2019
Amendments to IAS 28: Long-term Interests in Associates and Joint Ventures (issued on 12 October 2017)	Financial years beginning on or after 1 Jan. 2019
Annual Improvements to IFRS Standards 2015-2017 Cycle (issued on 12 December 2017)	Financial years beginning on or after 1 Jan. 2019
Amendments to IAS 19: Plan Amendment, Curtailment or Settlement (issued on 7 February 2018)	Financial years beginning on or after 1 Jan. 2019
Amendments to References to the Conceptual Framework in IFRS Standards (issued on 29 March 2018)	Financial years beginning on or after 1 Jan. 2020
Amendment to IFRS 3 Business Combinations (issued on 22 October 2018)	Financial years beginning on or after 1 Jan. 2020
Amendments to IAS 1 and IAS 8: Definition of Material (issued on 31 October 2018)	Financial years beginning on or after 1 Jan. 2020
IFRS 17 Insurance Contracts (issued on 18 May 2017)	Financial years beginning on or after 1 Jan. 2021
IFRS 16 – ‘Leases’ was issued in January 2016. It will result in almost all leases being recognized on the balance sheet, as the distinction between operating and finance leases is removed. Under the new standard, an asset (the right to use the lease item) and a financial liability to pay rentals are recognized. The only exceptions are short-term and low-value leases. The accounting for lessors will not significantly change. The standard will affect primarily the accounting for the Group’s operating leases. As of 30 September 2018, the Group has non-cancellable operating lease commitments of approximately €317,988 thousand. However, the Group has not yet determined to what extent these commitments will result in the recognition of an asset and a liability for future payments and how this will affect the Group’s profit and classification cash flows. The standard is mandatory for first interim periods within annual reporting periods beginning on or after 1 January 2019. The Group does not intend to adopt the standard before its effective date.

IFRIC 23 “Uncertainty over Income Tax Treatments” provides guidance on how to reflect uncertainties over the tax treatment of an item in the recognition of income taxes.
“Amendments to IFRS 9: Financial Instruments” allow measurement at amortized cost of some pre-payable financial assets with so-called negative compensation.
“Amendments to IAS 28: Long-term Interests in Associates and Joint Ventures” are intended to clarify the application of IFRS 9 in accounting for long-term receivables due from associates or join ventures that, in substance, form part of the net investment in the associate or joint venture.
“Annual Improvements to IFRS Standards 2015-2017 Cycle” concern the following standards:

•	IAS 12 Income Taxes: accounting treatment of the income tax consequences of dividends on financial instruments classified as equity;

•	IAS 23 Borrowing Costs: classification of borrowing that specifically finance qualifying assets when they are ready for their intended use or sale;

•	IFRS 3 Business Combination and IFRS 11 Joint Arrangements: accounting for the acquisition of control over a business that is a joint operation.
“Amendments to IAS 19: Plan Amendment, Curtailment or Settlement” are designed to clarify how pension costs are determined when a change occurs in a defined benefit plan.
The revision of the “Conceptual Framework for Financial Reporting” provides a new version of the definitions of assets and liabilities, together with a guidance on their measurement, derecognition, presentation and description in the Notes. The new Conceptual Framework does not constitute a substantial revision of the original version of the Framework and of 2004, while the IASB focused on topics not yet analysed in the same version.
“Amendments to IFRS 3: Definition of a Business” are intended to resolve the difficulties that arise when an entity determines whether it has acquired a business or a group of assets.

“Amendments to IAS 1 and IAS 8: Definition of Material” are designed to clarify the definition of ‘material’ and to align the definition used in the Conceptual Framework and the standards themselves.

IFRS 17 – ‘Insurance Contracts’ was issued in May 2017. The new accounting standard for the accounting of insurance contracts will replace IFRS 4.

The Group expects that the adoption of the standards applicable to financial periods beginning on or after the reporting date will not have a material impact on the measurement of the Group’s assets, liabilities, revenues and costs, except for IFRS 16 and IFRIC 23, for which assessments are ongoing.

2.4    Consolidation area and changes therein
There were no changes in the scope of consolidation compared to the Three-year Consolidated Financial Statements, except for the establishment of a new subsidiary in Thailand, for which details are as follows:

Legal name	Registered office	Functional currency	Capital	Percentage held		Consolidation method	Equity	Net profit/(loss)
			(currency unit)	Directly	Indirectly		€thousand	€thousand
Versace Thailand	Bangkok, Thailand	Thailand Baht, THB	2,637,067	-	100%	Line by line	2,670	-
2.5    Translation of foreign currency financial statements
The financial statements of subsidiaries are prepared using the currency of the primary economic environment in which they operate. Financial statements expressed in currencies other than the euro are translated on the following basis:

i)	Assets and liabilities are translated at the exchange rates of the closing date;

ii)	Revenues and costs are translated at the average exchange rates for the year;

iii)
The ‘Foreign currency translation reserve’ included in comprehensive income includes both the exchange differences arising from the translation of income items at an exchange rate other than that of the closing date and those generated from the translation of opening shareholders’ equity at an exchange rate other than that of the closing date;

There were no changes in the subsidiaries with a functional currency other than the euro included in the scope of consolidation as compared to 31 December 2017, except for the establishment of a new subsidiary in Thailand.

The exchange rates applied in the translation of foreign currency financial statements are listed below:

	Average exchange rate for the nine-month periods ended
	30 September 2018	30 September 2017
Currency
Taiwan dollar	35.715	34.002
US dollar	1.194	1.114
Australian dollar	1.576	1.454
Canadian dollar	1.537	1.455
Swiss franc	1.161	1.095
Turkish lira	5.510	4.003
Pound sterling	0.884	0.873
Yen	130.925	124.681
Hong Kong dollar	9.363	8.677
Macau pataca	9.644	8.938
Ringgit	4.765	4.838
Renminbi	7.779	7.577
UAE dirham	4.386	4.090
Singaporean dollar	1.600	1.547
Real	4.297	3.535
South Korean won	1,303.126	1,268.107
Thai Baht	38.398	-

	Closing exchange rate as of
	30 September 2018	31 December 2017
Currency
Taiwan dollar	35.343	35.656
US dollar	1.158	1.199
Australian dollar	1.605	1.535
Canadian dollar	1.506	1.504
Swiss franc	1.132	1.170
Turkish lira	6.965	4.546
Pound sterling	0.887	0.887
Yen	131.230	135.010
Hong Kong dollar	9.058	9.372
Macau pataca	9.330	9.653
Ringgit	4.789	4.854
Renminbi	7.966	7.804
UAE dirham	4.251	4.404
Singaporean dollar	1.584	1.602
Real	4.654	3.973
South Korean won	1,285.750	1,279.610
Thai Baht	37.448	-
2.6    Seasonality
The markets in which the Group operates are characterized by seasonal cycles that are typical of the retail and wholesale channels deriving from the sales calendars and relative shipping times which can cause an uneven breakdown in the sales flow and in operating costs during the various quarters of the year. In particular, the Group experiences greater sales during the second and last quarter of the financial year due to a combination of higher volumes of goods sold on the retail channel and the delivery of the fall/winter collection on the wholesale one. Consequently, income statement results for interim periods cannot be considered as proportional to the year as a whole. At the same time, the interim figures are affected by seasonal events also in terms of working capital, equity and net financial position.

3	Estimates and assumptions
The preparation of financial statements requires management to apply accounting policies and methods that are sometimes based on subjective judgements, estimates based on past experience and assumptions that are from time to time considered reasonable and realistic in the circumstances. The application of these estimates and assumptions affects the amounts presented in financial statements and the related disclosures. The actual amounts of items for which estimates and assumptions were used may differ from those reported in the financial statements due to the uncertainty that characterizes assumptions and the conditions on which estimates are based.
Below is a list of the items that require greater subjectivity when making estimates and for which a change in the conditions underlying the assumptions used could have a significant impact on the Group’s financial results.

a)
Impairment of receivables: the impairment of receivables reflects management’s best estimate of the losses that will be incurred on trade receivables. The estimate is based on the losses expected by the Group, determined based on past experience with similar receivables, current and past overdue accounts, careful monitoring of credit quality and projections about economic and market conditions.

b)
Inventories: the inventories which are obsolete are periodically evaluated and written down in the case that their net realizable value is lower than their carrying amount. Write-downs are calculated on the basis of management assumptions and estimates which are derived from experience and historical results.

c)
Deferred tax assets: the recognition of deferred tax assets is based on the expectation of sufficient taxable income in future years against which they can be recovered. Estimates of taxable income for the purpose of the recognition of deferred tax assets depend on factors that may change over time, generating significant effects on the recoverability of deferred tax assets.

d)
Provisions for risks and charges: provisions are posted for the risk of unfavorable outcome of legal and tax disputes. The values of provisions reflect management’s best estimate at the reporting date. This estimate entails the adoption of assumptions that depend on factors that may change over time and which could therefore have significant effects compared with management’s current estimates made in the preparation of the consolidated financial statements.

e)
Fair value of derivative financial instruments: the fair value of financial assets that are not quoted, such as derivative financial instruments, is determined through widely used financial valuation techniques that require the use of estimates and underlying assumptions. The assumptions may not materialize in the expected timeframe and manner. Therefore, the Group’s estimates may differ from actual amounts.

4	Disclosure on financial risk
For information on financial risks, reference is made to the Three-year Consolidated Financial Statements.

5	Fair value estimates
With regard to financial instruments measured at fair value, the following table provides information about the method adopted to determine fair value. The applicable valuation techniques used to measure fair value are classified into three levels based on the type of inputs used, as follows:

•	Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets;

•	Level 2: Inputs other than quoted prices included in Level 1 that are observable for the asset or liability in active markets; and

•	Level 3: Unobservable inputs.

The financial instruments carried at fair value of the Group are classified in Level 2 and the general criterion used for the calculation is the present value of the estimated future cash flows of the instrument.
The following table shows assets and liabilities that were measured at fair value as of 30 September 2018:

	30 September 2018
	Level 1	Level 2	Level 3
	€thousand	€thousand	€thousand
Derivative financial instruments (forward contracts) asset	-	530	-
Derivative financial instruments (forward contracts) liability	-	(3,204)	-
It should be noted that the book value of trade receivables and payables approximates their fair value.
Borrowings are at floating interest rates; therefore, they approximate fair value.
The following tables break down financial assets and liabilities as of 30 September 2018 by category:

	30 September 2018
	Financial assets/liabilities at fair value through profit or loss	Financial assets/liabilities at fair value through other comprehensive income	Assets at amortized cost	Liabilities at amortized cost	Total
	€thousand	€thousand	€thousand	€thousand	€thousand
Current assets
Cash and cash equivalents	-	-	29,818	-	29,818
Trade receivables	-	-	54,821	-	54,821
Other receivables and other current assets		-	10,003	-	10,003
Financial assets (forward contracts)	530	-	-	-	530
Non-current assets
Other receivables and other non-current assets	-	-	35,579	-	35,579
Current liabilities
Trade payables	-	-	-	97,142	97,142
Bank borrowings and other financial liabilities	-	-	-	14,792	14,792
Financial liabilities (forward contracts)	3,204	-	-	-	3,204
Other payables and other current liabilities	-	-	-	50,137	50,137
Non-current liabilities
Bank borrowings and other financial liabilities)	-	-	-	93,145	93,145
Other payables and other non-current liabilities	-	-	-	26,624	26,624

6	Notes to the statement of financial position
6.1    Intangible assets
‘Intangible assets’ amount to €28,384 thousand as of 30 September 2018 (€32,436 thousand as of 31 December 2017). In the nine-month period ended 30 September 2018, the Group recorded €1,246 thousand of impairment relating to software for projects and solutions which will be no longer used, to the costs of non-strategic brands that will be wound down and to the Groups’ retail chains, as described in more details in the following note.

6.2    Property, plant and equipment
Movements in ‘Property, plant and equipment’ in the nine-month period ended 30 September 2018 are analyzed as follows:

	Land and buildings: business operating assets	Buildings: non-business operating assets	Plant and machinery	Leasehold improvements	Industrial and commercial equipment	Other assets: furniture, fixtures and furnishings	Other assets: office machines and EDP systems	Other assets: vehicles	Assets under construction	Total property, plant and equipment
	€thousand	€thousand	€thousand	€thousand	€thousand	€thousand	€thousand	€thousand	€thousand	€thousand
GROSS VALUE
Opening balance at 1 Jan. 2018	69,534	3,907	4,731	174,758	7,431	67,417	17,502	40	1,043	346,363
+/- Reclassifications	-	-	-	1,426	-	1,027	171	-	(2,624)	-
+ Additions	3	-	164	7,461	78	1,695	1,149	37	6,477	17,064
- Disposals	-	-	(3)	(980)	(94)	(1,394)	(100)	(32)	-	(2,603)
- Write-offs	-	-	(88)	(5,053)	(54)	(1,785)	(103)	-	1	(7,082)
+/- Foreign exchange translation reserve	-	141	(1)	1,669	4	845	140	(6)	6	2,798
+/- Assets classified as held for sale or other disposals	(67,264)	-	(329)	-	-	(8,681)	(79)	-	-	(76,353)
Closing balance at 30 Sept. 2018	2,273	4,048	4,474	179,281	7,365	59,124	18,680	39	4,903	280,187
ACCUMULATED DEPRECIATION AND WRITE-OFFS
Opening balance at 1 Jan. 2018	(11,519)	(1,512)	(4,381)	(118,521)	(6,029)	(38,673)	(13,507)	(16)	-	(194,158)
+/- Reclassifications	-	-	62	(29)	(62)	-	29	-	-	-
- Disposals	-	-	2	1,009	94	1,388	61	16	-	2,570
+ Depreciation charges	(408)	-	(82)	(14,919)	(439)	(5,532)	(1,096)	(5)	-	(22,481)
+ Write-off	-	-	85	4,676	24	1,522	88	-	-	6,395
+ Impairment losses	-	(400)	(18)	(6,190)	(81)	(4,306)	(208)	(37)	(828)	(12,068)
+/- Foreign exchange translation reserve	-	(67)	(3)	(1,378)	(4)	(603)	(109)	2	-	(2,162)
+/- Assets classified as held for sale or other disposals	10,835	-	290	-	-	3,822	79	-	-	15,026
Closing balance at 30 Sept. 2018	(1,092)	(1,979)	(4,045)	(135,352)	(6,497)	(42,382)	(14,663)	(40)	(828)	(206,878)
Opening net book value	58,015	2,395	350	56,237	1,402	28,744	3,995	24	1,043	152,205
Closing net book value	1,181	2,069	429	43,929	868	16,742	4,017	(1)	4,075	73,309
Change 31 Dec. 2017 vs. 30 Sept. 2018	(56,834)	(326)	79	(12,308)	(534)	(12,002)	22	(25)	3,032	(78,896)
Additions to property, plant and equipment in the nine-month period ended 30 September 2018, totaling €17,064 thousand (gross) are primarily comprised of the following:

•	Leasehold improvements for €7,461 thousand, related to the renovation of boutiques, offices and outlet stores;

•	Furniture and fixtures for boutiques for €1,695 thousand;

•	Office machines for €1,149 thousand;

•
Assets under construction for €6,477 thousand mainly related to the new openings of shops in the retail chain. In particular, the additions include Leasehold improvements, Furniture and fixtures and Office Machines for the following boutiques:

◦	€1,121 thousand “LA Beverly Center”;

◦	€1,016 thousand “Fifth New York”;

◦	€1,551 thousand “Barl Harbour”;

◦	€1,036 thousand "Munich Maximilianstrasse”

◦	minor amounts totaling €1,753 thousand for other stores.
Impairment
On 31 December 2018, the acquisition of the outstanding shares of the Company by Capri Holding Limited was completed. The management, in light of an updated strategy consequent to such acquisition, prepared a plan for the reorganization of the Group’s retail chain involving a number of store closings and relocation and renovation projects to be completed during the next 3 years.

As a result of the impairment analysis conducted on the Group’s retail chain an impairment as of €12,002 thousand was recorded in the nine-month period ended 30 September 2018, of which:

•	€3,998 thousand relating to stores that will be definitely closed during the next 3 years;

•	€3,220 thousand relating to stores subject to renovation or relocation mainly in the next 12/18 months; and

•	€4,784 thousand relating to other stores in light of their performance.

For the purpose of impairment testing the recoverable amount (value in use) of the assets was determined at store level discounting the projected future cash flows over the shorter of the lease term or the date of any expected renovation, relocation, closing for each store, estimated by management using a weighted average cost of capital ("WACC") of 10%.
6.3    Trade receivables
‘Trade receivables’ as of 30 September 2018 and 31 December 2017 is analyzed as follows:

	30 September 2018	31 December 2017
	€thousand	€thousand
Trade receivables
Trade receivables from third parties	65,236	77,876
Bills receivable	791	570
Impairment of receivables	(11,206)	(6,437)
Total	54,821	72,009

	30 September 2018	31 December 2017
	€thousand	€thousand
Impairment of receivables
Balance as of 1 January	6,437	6,668
Accruals	5128	1118
Translation reserve	(4)	(247)
Amount released/utilized	(355)	(1,102)
Total	11,206	6,437

The increase of approximately €4,010 thousand in accruals is mainly attributable to the impairment of receivables related to two specific customers, whose solvency has deteriorated in the last few months.

At the reporting date there were no receivables falling due after five years, nor a concentration on a limited number of debtors.
The following table breaks down total receivables by geographical area as of 30 September 2018 and 31 December 2017:

	30 September 2018	31 December 2017
	€thousand	€thousand
Trade receivables by geographical area
ITALY	17,248	21,671
EU	13,378	17,136
EUROPE NON EU	764	346
NORTH AMERICA	6,449	5,226
JAPAN	506	630
ASIA	14,864	20,997
REST OF THE WORLD	1,612	6,003
Total	54,821	72,009

6.4    Cash and cash equivalents
The balance of ‘Cash and cash equivalents’ as of 30 September 2018 and 31 December 2017 is analyzed below:

	30 September 2018	31 December 2017
	€thousand	€thousand
Cash and cash equivalents
Cash in hand, cash equivalents and checks	8,845	4,261
Bank deposits and credit card balances	20,973	26,008
Total	29,818	30,269
For further details, see the cash flow statement.
6.5    Disposal group of assets
The following table summarizes the assets and liabilities that meet the criteria to be classified as held for distribution to owners as of 30 September 2018:

30 September 2018
€thousand
ASSETS
Non-current assets:
Intangible assets	278
Property, plant and equipment	61,327
Deferred tax assets	341
Other receivables and other non-current assets	2,410
Total non-current assets	64,356
Current assets:
Current tax assets	33
Other receivables and other current assets	1,213
Cash and cash equivalents	2,802
Total current assets	4,048
TOTAL ASSETS	68,404
Non-current liabilities:
Provisions for risks and charges	1,358
Employee benefit obligations	108
Deferred tax liabilities	4,430
Bank borrowings and other financial liabilities	21,675
Other payables and other non-current liabilities	25
Total non-current liabilities	27,596
Current liabilities:
Trade payables	984
Current tax liabilities	81
Bank borrowings and other financial liabilities	740
Other payables and other current liabilities	574
Total current liabilities	2,379
TOTAL LIABILITIES	29,975
6.6    Shareholders’ equity
Movements in equity reserves are detailed in the primary statement of these Interim Financial Statements.
As of 30 September 2018, share capital amounted to €10,000 thousand, fully paid in, and divided into 10,000,001 shares with no par value.

Changes in equity in the nine-month period ended 30 September 2018 mainly relate to the net loss for the period and the distribution of dividends for €54,805 thousand. In particular, the Company distributed €53,602 thousand, of which €50,500 thousand was approved in the shareholder meeting on 28 June 2018, €3,102 thousand was approved in the shareholder meeting on 27 April 2018. In addition, €1,203 thousand was distributed to minority shareholders of certain subsidiaries.
6.7    Provisions for risks and charges (current and non-current)
‘Provisions for risks and charges’ (current and non-current) amount to €12,041 thousand as of 30 September 2018 (€14,295 thousand of 31 December 2017). The decrease as compared to 31 December 2017 is mainly attributable to the change in the accounting of sales returns as a result of the adoption of IFRS 15 from 1 January 2018 (see note 2.2 for further details) and to the reclassification of €1,358 thousand to liabilities held for distribution to owners (see note 6.5 for further details). The above effects were partially offset by the accruals of provision for management incentives for €750 thousand.
6.8     Bank borrowings and other (current and non-current) financial liabilities
The following table analyses current and non-current financial liabilities as of 30 September 2018 and 31 December 2017:

	30 September 2018			31 December 2017
	€thousand			€thousand
Bank borrowings and other financial liabilities	Total	Current	Non-current	Total	Current	Non-current
Long-term loans	92,980		92,980	57,246	4,987	52,259
Short-term credit facilities	7,213	7,213	-	10,220	10,220	-
Other financial debts (derivative instruments)	3,204	3,204	-	342	342	-
Borrowing charges	-		-	125	125	-
Debit balances on bank accounts	4,360	4,360	-	3,867	3,867	-
Due to leasing companies	180	15	165	174	65	109
Total	107,937	14,792	93,145	71,974	19,606	52,368

On 27 June 2018, the Group entered into an unsecured term loan facility with Goldman Sachs, for a notional amount of €53,000 thousand with an interest period of 3 months and Euribor rate of the period plus a spread. The loan facility was drawn down for the entire amount at the opening date and then fully reimbursed on 29 October 2018.
Cost associated with this loan, including €927 thousand of arrangement fees paid upfront, were recognized in the net loss for the period.
Some of the financing arrangements set out in the table above, among other obligations, require compliance with specific financial covenants. Based on the actual figures as of 30 September 2018, all covenants were amply complied with.
As of 30 September 2018, €22,415 thousand of ‘Bank borrowings and other financial liabilities’ were reclassified as liabilities held for distribution to owners (see note 6.5 for further details).

6.9    Other payables and other current liabilities
‘Other payables and other current liabilities’ as of 30 September 2018 and 31 December 2017 is analyzed below:

	30 September 2018	31 December 2017
	€thousand	€thousand
Other payables and other current liabilities
Payments on account from customers	14,951	9,182
Payables to employees and social security	16,190	9,683
Lease payments	3,580	4,095
Other payables to the Revenue	2,162	3,486
VAT payable	2,586	1,288
Other payables	6,312	5,759
Refund liabilities	4,356	-
Total	50,137	33,493

‘Payments on account from customers’ comprises mainly amounts paid in advance by wholesale customers. The increase as compared to 31 December 2017 is mainly attributable to the seasonality of the business.
‘Payables to employees and social security’ comprises amounts owed to personnel for salaries, holidays earned but not taken at the reporting date and accrued 13th month pay.
Following the adoption of IFRS 15 from 1 January 2018, refund liabilities amounting to €4,356 thousand as of 30 September 2018, were recognized within other payables and other current assets.

7	Notes to the statement of comprehensive income
7.1    Revenues
The following table analyzes ‘Revenues’ for the nine-month periods ended 30 September 2018 and 2017 by distribution channel and by product category:

	For the Nine-month periods Ended
	30 September 2018	30 September 2017
	€thousand	€thousand
Core business revenues
DOS (Directly Operated Stores)	339,572	315,703
Wholesale	147,959	125,624
Royalties	38,958	35,096
Total	526,489	476,423

	For the Nine-month periods Ended
	30 September 2018	30 September 2017
	€thousand	€thousand
DOS (Directly Operated Stores)
Ready-to-wear (incl. Atelier)	184,516	161,464
Accessories	138,606	139,748
Fragrances	1,744	1,401
Jewelry	6,873	6,180
Home collection	7,833	6,910
Total revenue from the Group’s boutiques	339,572	315,703

	For the Nine-month periods Ended
	30 September 2018	30 September 2017
	€thousand	€thousand
Wholesale
Ready-to-wear (incl. Atelier)	86,429	76,824
Accessories	54,935	41,908
Home collection	6,589	6,878
Jewelry	6	14
Total revenues from manufacturers and distributors	147,959	125,624

	For the Nine-month periods Ended
	30 September 2018	30 September 2017
	€thousand	€thousand
Royalties
Royalties from manufacturers	33,327	29,928
Revenue from interior design services	5,345	4,935
Royalties from franchisees	286	233
Total royalties, commission and interior design	38,958	35,096
‘Revenues’ for the nine-month periods ended 30 September 2018 and 2017 is analyzed by channel and by geographical area as follows:

	For the Nine-month periods Ended
	30 September 2018	30 September 2017
	€thousand	€thousand
DOS (Directly Operated Stores)
EMEA	94,327	92,586
NORTH AMERICA	70,626	58,489
ASIA PACIFIC	166,718	156,445
REST OF THE WORLD	2,055	3,031
JAPAN	5,846	5,152
Total	339,572	315,703

	For the Nine-month periods Ended
	30 September 2018	30 September 2017
	€thousand	€thousand
Wholesale (by destination area)
EMEA	80,863	71,223
NORTH AMERICA	20,708	16,556
ASIA PACIFIC	44,596	36,598
REST OF THE WORLD	1,571	1,008
JAPAN	221	239
Total	147,959	125,624

7.2    Amortization, depreciation and impairment of fixed assets
An analysis of ‘Amortization, depreciation and impairment of fixed assets’ for the nine-months ended 30 September 2018 and 2017, is as follows:

	For the Nine-month periods Ended
	30 September 2018	30 September 2017
	€thousand	€thousand
Amortization, depreciation and impairment of fixed assets
Depreciation of property, plant and equipment	22,481	21,164
Amortization of intangible assets	4,697	5,309
Impairment/write-off of fixed assets	14,007	272
Total	41,185	26,745
For further details, see notes 6.1 and 6.2.
7.3    Net impairment losses on financial assets
‘Net impairment losses on financial assets’ amounts to €5,128 thousand for the nine months ended 30 September 2018 (€256 thousand for the nine months ended September 2017) and includes impairment of trade receivables. For further details, see note 6.3.
7.4    Financial income (charges), net
‘Financial income (charges), net’ for the nine-month periods ended 30 September 2018 and 2017 is analyzed as follows:

	For the Nine-month periods Ended
	30 September 2018	30 September 2017
	€thousand	€thousand
Financial income (charges), net
Realized exchange losses, net	(7,197)	(10,886)
Unrealized exchange losses, net	(9,269)	-
Borrowing charges	(5,076)	(4,578)
Total financial charges	(21,542)	(15,464)
Realized exchange gains, net	12,397	8,798
Unrealized exchange gains, net	-	14,843
Interest income	1,146	557
Total financial income	13,543	24,198
Total financial income (charges), net	(7,999)	8,734
Exchange gains and losses originate from foreign sales, both intercompany and to third parties, in currencies other than the euro.
Borrowing charges are analyzed by nature below:

	For the Nine-month periods Ended
	30 September 2018	30 September 2017
	€thousand	€thousand
Nature
Interest expense on borrowings	2,152	1,813
Financial expense on derivative instruments	2,896	2,512
Other interest expense	28	253
Total borrowing charges	5,076	4,578

‘Interest income’ includes an adjustment to the liability connected with the put option held by minority shareholders in the subsidiary Versace Australia for €70 thousand for the nine-month period ended 30 September 2018 (€51 thousand for the nine-month period ended 30 September 2017), financial income on derivative instruments, as well as interest on current accounts with banks and miscellaneous interest income.
7.5    Taxes
The effective tax rate amounts to 30.2% for the nine-month period ended 30 September 2018 and negative 101.3% for the comparative figures.
In particular, the nine-month period ended 30 September 2018 includes income of €4,182 thousand related to the amicable settlement between the French and Italian tax authorities with respect to a double taxation matter, as further discussed in the notes to the Three-year Consolidated Financial Statements.
The nine-month period ended 30 September 2017 includes a cost of €3,462 thousand related to the settlement of a tax dispute.

8	Related party transactions
8.1    Financial position
The transactions carried out by the Group with related parties are not atypical or unusual, are part of the normal business operations of the Group and are carried out at arm’s length.
Financial position amounts relating to the Group’s transactions with related parties as of 30 September 2018 and 31 December 2017 are detailed below, with the percentage of the corresponding line item of the consolidated statement of financial position.

	30 September 2018
	Trade receivables	Other receivables and other current assets	Trade payables	Provisions for risks and charges
	€thousand	€thousand	€thousand	€thousand
Related party transactions – Statement of financial position
Related parties	92	-	1	1,750
Related parties	92	-	1	1,750
Total statement of financial position	54,821	16,761	97,142	12,041
As % of total statement of financial position	0.2%	0.0%	0.0%	14.5%

	31 December 2017
	Trade receivables	Other receivables and other current assets	Trade payables	Provisions for risks and charges
	€thousand	€thousand	€thousand	€thousand
Related party transactions – Statement of financial position
Related parties	135	-	40	1,000
Total related parties	135	-	40	1,000
Total statement of financial position	72,009	20,975	113,644	14,295
As % of total statement of financial position	0.2%	0.0%	0.0%	7.0%

Receivables from and payables to related parties relate mainly to the remuneration of key management personnel and to consulting services with other related parties in which the Group holds an interest through the key management.
8.2    Comprehensive income
The transactions carried out by the Group with related parties are not atypical or unusual, are part of the normal business operations of the Group and are carried out at arm’s length.
Comprehensive income amounts relating to the Group’s transactions with related parties for the nine-month periods ended 30 September 2018 and 2017 are detailed below, with the percentage of the corresponding line item of the consolidated statement of comprehensive income:

	For the Nine-month periods Ended 30 September 2018
	Revenues	Other income	Cost of services	Personnel costs	Other costs	Financial income (charges)
	€thousand	€thousand	€thousand	€thousand	€thousand	€thousand
Related party transactions – Statement of comprehensive income
Related parties	82		1,240	3,998
Total related parties	82	-	1,240	3,998	-	-
Total statement of comprehensive income	526,489	2,666	295,506	109,852	3,728	(7,999)
As % of total statement of comprehensive income	0.0%	0.0%	0.4%	3.6%	0.0%	0.0%

	For the Nine-month periods Ended 30 September 2017
	Revenues	Other income	Cost of services	Personnel costs	Other costs	Financial income (charges)
	€thousand	€thousand	€thousand	€thousand	€thousand	€thousand
Related party transactions – Statement of comprehensive income
Related parties	109		2,126	3,053
Total related parties	109	-	2,126	3,053	-	-
Total statement of comprehensive income	476,423	2,230	275,911	102,296	3,636	8,734
As % of total statement of comprehensive income	0.0%	0.0%	0.8%	3.0%	0.0%	0.0%
Costs of services and personnel costs from related parties mainly related to consulting services with other related parties in which the Group holds an interest through key management.
8.3    Cash flows
Cash flow items relating to the Group’s transactions with related parties for the nine-month periods ended 30 September 2018 and 2017 are detailed below, with the percentage of the corresponding line item of the consolidated cash flow statement.

	For the Nine-month periods Ended 30 September 2018
	Cash generated from (used in) operating activities	Cash generated from (used in) investing activities	Cash generated from (used in) financing activities
	€thousand	€thousand	€thousand
Related parties – Cash flow statement
Related parties	4,407	-	-
Total related parties	4,407	-	-
Total cash flow	19,471	(18,867)	1,242
As % of total	22.6%	0.0%	0.0%

	For the Nine-month periods Ended 30 September 2017
	Cash generated from (used in) operating activities	Cash generated from (used in) investing activities	Cash generated from (used in) financing activities
	€thousand	€thousand	€thousand
Related parties – Cash flow statement
Related parties	4,454	-	-
Total related parties	4,454	-	-
Total cash flow	7,733	(20,460)	6,868
As % of total	57.6%	0.0%	0.0%

9	Commitments and guarantees
9.1    Operating leases
Commitments of the Group for minimum future lease payments in connection with operating leases in place as of 30 September 2018 and 31 December 2017 are detailed as follows:

	30 September 2018	31 December 2017
	€thousand	€thousand
Within 1 year	78,712	87,270
1 to 5 years	172,351	198,251
After 5 years	66,925	111,708
Total	317,988	397,229
Certain operating leases provide for a fixed guaranteed payment plus a variable payment determined mainly as a percentage of the sales made by a boutique in the period. In accordance with IAS 17, the variable payment is recognized at the time of settlement.
The amounts recognized in the statement of comprehensive income in relation to the Group’s operating leases for the nine-month periods ended 30 September 2018 and 2017 are detailed below:

	For the Nine-month periods Ended
	30 September 2018	30 September 2017
Fixed payments	73,187	88,747
Variable payments	12,095	2,950
Other	6,099	4,445
Total	91,381	96,142

9.2    Finance leases
As of 30 September 2018, the Company had two finance leases in place, one relating to an industrial building and one, entered into in September 2017 for an amount of €195 thousand and expiring in August 2022, relating to electronic equipment.

	30 September 2018	31 December 2017
	€thousand	€thousand
Finance leases
Land and buildings
Historical cost	2,648	2,648
Accumulated depreciation	(1,132)	(1,072)
Office machines and EDP systems
Historical cost	277	195
Accumulated depreciation	(55)	(13)
Total	1,738	1,758
Commitments for minimum future lease payments in connection with finance leases in place as of 30 September 2018 and 31 December 2017 are detailed as follows:

	30 September 2018	31 December 2017
	€thousand	€thousand
Commitments for finance lease payments
Within 1 year	91	64
1 to 5 years	96	109
After 5 years	-	-
Total	187	173

10	Contingent liabilities
At the reporting date, there were no contingent liabilities other than those recognized in the consolidated financial statements.

11	Significant events after the reporting date
On 29 October 2018, €18,086 thousand of equity reserves were distributed to minority shareholders.
On 29 October 2018, the Group repaid €53,000 thousand outstanding under the unsecured term loan facility with Goldman Sachs, which was entered into on 27 June 2018.
On 20 December 2018, the demerger plan of the Non-core assets was formally approved. For accounting purposes the Demerger was effective from 30 December 2018.
On 31 December 2018, the acquisition of all of the outstanding shares of the Company by Victory S.r.l., a company indirectly fully owned by Capri Holdings Limited, was completed for a total enterprise value of approximately €1.753 billion, including the fair value of approximately 2.4 million Capri Holdings Limited shares issued to the Versace family.
Effective from 18 January 2019, the Company’s legal structure was changed from S.p.A to S.r.l.. As a results of this change, the Company’s share capital is no longer divided into shares, but into quotas.

On 10 January 2019, the Group fully repaid the outstanding amounts under its revolving line of credit (amounting to €40,000 thousand as of 30 September 2018) via an intercompany account with Victory S.r.l.